UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2019

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
51 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)
(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	SPWR	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On December 27, 2019, SunPower Corporation (the “Company”) adopted a restructuring plan to realign and optimize workforce requirements in light of recent changes to its business, including the previously announced planned spin-off of Maxeon Solar Technologies, Pte. Ltd. (the “Spin-Off”). In connection with the restructuring plan, which includes actions implemented in the fourth quarter of 2019 and is expected to be completed by mid-2023, the Company expects between 145 and 160 non-manufacturing employees, representing approximately 3% of the Company’s global workforce, to exit the company over a period of approximately 12 to 18 months. Between 65 and 70 of these employees in the SunPower Technologies business unit and corporate have largely been informed and are expected to exit the Company following the Spin-Off and completion of transition services. As the SunPower Energy Services business unit hones its focus on distributed generation, storage, and energy services, 80 to 90 employees exited or are expected to exit the Company during the fourth fiscal quarter of 2019 and the first half of 2020. The Company expects to incur restructuring charges totaling approximately $16 million to $22 million, consisting primarily of severance benefits (between $8 million and $11 million) and retention benefits (between $8 million and $11 million) primarily associated with the retention of employees impacted by the spin-off transaction and certain key research and development employees. A substantial portion of such charges have been and are expected to be incurred in the fourth quarter of fiscal 2019 and the first quarter of fiscal 2020, and the Company expects between $14 million and $19 million of the charges to be cash. The actual timing and costs of the plan may differ from the Company’s current expectations and estimates.

Forward-Looking Statements

The above information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Spin-Off and the Company’s forecasts or projections of the extent or timing of restructuring charges and related actions. These forward-looking statements are based on the Company’s current assumptions, expectations, and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include but are not limited to: (1) the timing and execution of restructuring plans; (2) employee management and retention issues that may arise; and (3) estimates and assumptions related to the cost of exiting employees and other associated costs. A detailed discussion of these factors and other risks that affect the Company’s business is included in filings the Company makes with the Securities and Exchange Commission (the “SEC”) from time to time, including the Company’s most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of the Company’s Investor Relations website at investors.sunpower.com. All forward-looking statements in this Current Report on Form 8-K are based on information currently available to the Company, and the Company assumes no obligation to update these forward-looking statements in light of new information or future events.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

December 30, 2019	By:	/S/ KENNETH L. MAHAFFEY
	Name:	Kenneth L. Mahaffey
	Title:	Executive Vice President and General Counsel